INDEX TO EXHIBITS

Exhibit
Number                     Description of Document


    3.1*    Certificate of Incorporation, as amended.

    3.2     By-Laws as amended.

    4.1* Form of Indenture Box Energy Corporation to United States Trust Company of New York, Trustee, dated December 1, 1992, 8 1/4% Convertible Subordinated Notes due December 1, 2002.

   10.1* Amended and Restated Certificate and Articles of Limited Partnership of OKC Limited Partnership.

   10.2* Restatement and Amendment of Gas Purchase Contract dated July 15, 1982, as amended October 5, 1982 and December 21, 1982 and December 26, 1984.

   10.3* Offshore Operating Agreement (SLAM Group), dated as of January 1, 1977, as amended.

   10.4* Farmout Agreement with Aminoil USA, Inc., effective May 1, 1977, dated May 9, 1977.

   10.5*    Assignment of Lease, dated May 26, 1977.

   10.6* Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated July 1, 1967, covering all of Block 89, South Pass Area, South and East Addition, by the United States of America, as Lessor, dated July 1, 1967, said lease having been assigned to Box Energy Corporation as of April 15, 1992.

   10.7* Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated July 1, 1967, covering all of Block 86, South Pass Area, South and East Addition, by the United States of America, as Lessor, dated July 1, 1983, said lease having been assigned to Box Energy Corporation as of April 15, 1992.

   10.8* Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated July 1, 1967, covering all of Block 87, South Pass Area, South and East Addition, by the United States of America, as Lessor, dated September 1, 1985, said lease having been assigned to Box Energy Corporation as of April 15, 1992.

   10.9* Transportation Agreement with CKB Petroleum, Inc. dated March 1, 1985, as amended on April 19, 1989.

   10.10* Agreement of Compromise and Amendment to Farmout Agreement, dated July 3, 1989.

   10.11* Settlement Agreement with Texas Eastern Transmission Corporation, dated November 14, 1990.

   10.12*   Guarantee of Panhandle Eastern Corporation, dated November 21, 1990.

   10.13* Bill of Sale and Assumption of Obligations from OKC Limited Partnership, dated April 15, 1992.

   10.14*   Asset Purchase Agreement, dated April 15, 1992.

   10.15* Sales Agreement with Marathon Oil Company, effective April 1, 1992, dated June 2, 1992, with Amendment, effective June 1, 1992, dated June 8, 1992.

   10.16* Sales Agreement with Marathon Oil Company, effective April 1, 1992, dated June 18, 1992.

   10.17*   1992 Incentive Stock Option Plan of Box Energy Corporation.

   10.18*   1992 Non-Qualified Stock Option Plan of Box Energy Corporation.

   10.19**  Pension Plan of Box Energy Corporation, effective April 16, 1992.

   10.20# First Amendment to the Pension Plan of Box Energy Corporation dated December 16, 1993.

   10.21# Platform Sharing Agreement, effective December 10, 1993, regarding Platform "D" in South Pass Block 87.

   10.22## Secured Revolving Credit Loan Agreement by and between Box Energy Corporation, as borrower, and Comerica Bank-Texas, as lender, dated May 13, 1994.

   10.23## Revolving Credit Note dated May 13, 1994, in the maximum principal amount of $25.0 million executed by Box Energy Corporation, payable to Comerica Bank-Texas.

   10.24## Act of Mortgage and Security Agreement dated May 13, 1994 executed by Box Energy Corporation in favor of Comerica Bank-Texas.

   10.25## Second Amendment to the Pension Plan of Box Energy Corporation dated December 31, 1994.

   10.26+ Form of Executive Severance Agreement dated as of December 12, 1995 by and between Box Energy Corporation and key employees.

   10.27+ Form of Letter Agreement regarding severance benefits dated as of December 12, 1995 by and between Box Energy Corporation and employees not covered by Executive Severance Agreements.

   10.28+ First Amendment to Secured Revolving Credit Note Loan Agreement dated May 13, 1995 by and between Box Energy Corporation and Comerica-Texas.

   10.29+ Renewal and Extension Revolving Credit Note dated May 13, 1995, in the maximum principal amount of $25.0 million executed by Box Energy Corporation, payable to Comerica Bank-Texas.

   11.1     Computation of Earnings per Share.

   23.1     Consent of Arthur Andersen LLP

   23.2     Consent of Coopers & Lybrand L.L.P.

   27       Financial Data Schedule
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 *  Incorporated by reference to the Company's Registration Statement on
    Form S-2 (file number 33-52156) filed with the Commission and effective on December 1, 1992.

 ** Incorporated by reference to the Company's Form 10-K (file number 0-
    19967) for the fiscal year ended December 31, 1992 filed with the Commission and effective on or about March 30, 1993.

 # Incorporated by reference to the Company's Form 10-K (file number 0-19967) for the fiscal year ended December 31, 1993 filed with the Commission and effective on or about March 30, 1994.

 ## Incorporated by reference to the Company's Form 10-K (file number 0-
    19967) for the fiscal year ended December 31, 1994 filed with the Commission and effective on or about March 30, 1995.

 + Incorporated by reference to the Company's Form 10-K (file number 0-19967) for the fiscal year ended December 31, 1995 filed with the Commission and effective on or about April 1, 1996.